UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 12, 2009

VISION INDUSTRIES CORP.

(Exact name of registrant as specified in charter)

Florida

(State or other jurisdiction of incorporation)

333-146209	14-1908451
(Commission File Number)	(IRS Employer Identification No.)

17383 W. Sunset Blvd., Suite A290

Pacific Palisades, CA 90272

(Address of principal executive offices and zip code)

(310) 454-5658

 (Registrant’s telephone number including area code)

22525 Pacific Coast Highway, No. 101

Malibu, California  90265

 (Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 4 – MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On November 12, 2009, Vision Industries Corp. (the “Company”) determined that the Company’s December 31, 2008 financial statements and the financial statements issued for the interim reporting periods ended March 31, 2009 and June 30, 2009 should no longer be relied upon due to an error in such statements involving understated assets.

Information brought to our attention by Randall N. Drake, C.P.A., P.A, the Company’s Independent Registered Certified Public Accountants (“Drake”) on or about October 6, 2009, prompted the Company’s review of matters disclosed herein. Drake informed the Company that the accounting treatment applied to the issuance of certain shares of common stock (1) for organizational costs and prepaid consulting fees and (2) for a third party’s contributed assets appeared to be improper.  The Company’s review concurred that the accounting treatment was incorrectly applied leading to understated assets in the financial statements.

First, the Company determined that the accounting treatment of the common stock transaction for organizational costs and prepaid consulting fees should have been classified as deferred compensation.   Second, the Company determined that the accounting treatment of the issuance of common stock to a third party for contributed assets should have been valued differently and the transaction should have been allocated among the fixed assets, the intangible property, and contingent liabilities.

The changes in accounting treatment of these two transactions will result in the recognition of additional assets valued at approximately $570,000.

The Company concluded that its disclosure controls and procedures were not effective as of December 31, 2008, March 31, 2009 and June 30, 2009 due to a material weakness in its internal control over financial reporting solely related to the accounting treatment of the issuances of common stock.  The effectiveness of the Company’s internal control over financial reporting and any remediation will be discussed in further detail in the periodic reports.

The Board of Directors discussed the matters disclosed in this Report on Form 8-K with Drake, and, based on this information, Drake is withdrawing its audit report regarding the Company’s December 31, 2008 financial statements and its completed interim reviews regarding the Company’s March 31, 2009 and June 30, 2009 financial statements.  See Exhibit 7, Correspondence from an independent accountant regarding non-reliance on a previously issued audit report or completed interim review, attached hereto.

Accordingly, the Company intends to file an amended December 31, 2008 annual report on Form 10-K and amended March 31, 2009 and June 30, 2009 quarterly reports on Form 10-Q by November 23, 2009.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01

Financial Statements and Exhibits

Exhibit No.	Description
7	Correspondence from an independent accountant regarding non-reliance on a previously issued audit report or completed interim review, dated November 13, 2009 Filed herewith

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISION INDUSTRIES CORP.
Dated: November 17, 2009	By:	/s/ MARTIN SCHUERMANN
Name: Martin Schuermann Title: President and Chief Executive Officer